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                  [LETTERHEAD OF MARTIN, LUCAS & CHIOFFI, LLP]






                                                     December 8, 2000


eUniverse, Inc.
101 North Plains Industrial Road
Wallingford, Connecticut 06492

Dear Sirs:

         We have acted as counsel for eUniverse, Inc. ("EUI") in connection with the registration of 991,667 shares of EUI's Common Stock, $.001 par value ("Common Stock") issued to Charles Beilman (the "Registrable Securities"), as described in the Company's Prospectus (the "Prospectus") contained in the Form S-3 Registration Statement (the "Registration Statement"), filed on equal date herewith with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In connection with this opinion, we have reviewed and relied upon the originals or copies of the Registration Statement, all documents, certificates and such corporate documents and records of EUI and certificates of public officials and other documents concerning EUI, and received such information from officers and representatives of EUI as we have deemed necessary or appropriate for the purposes of this opinion (collectively, the "Documents"). In addition, we have investigated such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. Except as expressly provided herein, in connection with rendering this opinion, as to factual matters we have relied only upon the representations and warranties of EUI contained in the Documents, which are deemed to have been made to us by EUI. Otherwise, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the representation undertaken by us.

         In making our examination of the Documents, and any documents, records, agreements, certificates and instruments in connection with the opinions expressed herein, we have assumed the following and have relied upon such assumptions in rendering this opinion:

         (i) the genuineness of all signatures other than those of any officers or directors of EUI;




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MARTIN, LUCAS & CHIOFFI, LLP


eUniverse, Inc.
December 8, 2000
Page 2


         (ii) the authenticity, accuracy and completeness of all items submitted to us as originals;

         (iii) the conformity to the authentic originals of all items submitted to us as copies, the authenticity, accuracy and completeness of the originals of such copies, and the legal capacity of all natural persons executing any such documents;

         (iv) that there are no oral or written modifications of or amendments to any of the documents reviewed by us (except, with respect to written modifications or amendments, to the extent we have reviewed the same) and that there have been no waivers of any of the provisions of such documents by actions or conduct of the parties or otherwise;

         (v) that all public records reviewed by us are accurate and complete. As to certificates given by public officials, we have assumed the same to have been properly given and to be complete and accurate in all respects; and

         (vi) that insofar as any obligation fails to be performed in the jurisdiction of any state other than the State of Connecticut, its performance will not be illegal or ineffective by virtue of the laws of that state.

         The opinions expressed below are based on and rely upon the current state of the applicable laws, rules and regulations of the State of Connecticut and the United States of America and in all respects are subject to and may be limited by future legislation, as well as by developing case law. We assume no obligation to supplement the opinions set forth herein if any laws, rules and regulations applicable to EUI take effect or change after the date hereof, or if we become aware of any facts that might change any opinion expressed herein after the date hereof.

         For the purpose of the opinions expressed below, we have assumed that the Documents will be governed by the substantive laws of the State of Connecticut (excluding Connecticut law pertaining to choice of law).

         Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that the Registrable Securities are legally issued, fully paid and non-assessable.

         We consent to the filing of this letter as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. This letter is solely for the benefit of EUI in connection with the




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MARTIN, LUCAS & CHIOFFI, LLP


eUniverse, Inc.
December 8, 2000
Page 3


transactions described above, and may not be quoted by or relied upon by, nor may copies be delivered to, any other person, or used for any other purpose, without our express prior written consent. No opinion is implied or is to be inferred beyond the opinions expressly stated herein.

                                         Very truly yours,

                                         Martin, Lucas & Chioffi, LLP

                                         By /s/ Christopher G. Martin
                                           -------------------------------
                                             Christopher G. Martin
                                             Managing Partner